Exhibit 23.5









                       CONSENT OF INDEPENDENT ACCOUNTANTS






         We consent to the inclusion in this registration statement on Form S-4 of our report dated September 7, 1993 on our audits of the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Key Energy Group, Inc. and Subsidiaries for the seven months ended June 30 and the five months ended November 30, 1992 and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.



                                             /s/ Coopers & Lybrand, L.L.P.


Dallas, Texas
January 22, 1996